Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Oct. 28, 2010	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	800-559-3853

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Posts Strong Third Quarter Results;

Increases 2010 Earnings Outlook

•	Third quarter 2010 adjusted diluted earnings per share (EPS) were 51 cents, compared with 40 cents for the third quarter 2009

•	Reported diluted EPS for third quarter 2010 was 51 cents, compared to 8 cents for the third quarter 2009

•	Company increases 2010 adjusted diluted EPS outlook range from $1.30 - $1.35 to $1.40 - $1.45

CHARLOTTE, N.C. – Unusually warm summer weather throughout Duke Energy’s service territories drove third quarter 2010 adjusted diluted earnings per share to 51 cents, compared to 40 cents for third quarter 2009.

Reported diluted EPS for the third quarter 2010 was 51 cents, compared to 8 cents for the same period last year.

As a result of the company’s performance through its first three quarters, the 2010 adjusted diluted EPS guidance has been increased for the second time this year. The new guidance is $1.40 - $1.45, up from $1.30 - $1.35.

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The Carolinas recorded the hottest third quarter since the company began keeping records in 1961. Temperatures also were significantly above normal in the Midwest. Third quarter results were also supported by increased pricing resulting from the base-rate increases approved in 2009 in the Carolinas. Additionally, Duke Energy continued to experience improvement in weather-normalized sales volumes to industrial customers as compared to the prior-year quarter.

These increases were partially offset by an impairment charge related to the pending settlement agreement reached in September 2010 on the cost of the Edwardsport Integrated Gasification Combined Cycle (IGCC) Station in Indiana. Quarterly results also continued to be adversely affected by customer switching in Ohio, which has stabilized, in line with the company’s expectations.

“The key to Duke Energy’s outstanding third quarter was the ability of our employees and our fleet to meet customers’ energy demands during the summer’s unrelenting heat,” said James E. Rogers, chairman, president and chief executive officer. “While weather was a predominant factor for the quarter, we also saw signs of continued improvement in the economy as evidenced by our increased industrial sales volumes.”

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

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(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	3Q2010 EPS Impact	3Q2009 EPS Impact
Third Quarter 2010
• Costs to Achieve, Cinergy Merger	$(7)	$3	—
• Voluntary Opportunity Plan/Office Consolidation	$(20)	$8	$(0.01)
• Litigation reserve	$(26)	$10	$(0.01)
• Mark-to-market impact of economic hedges	$33	$(11)	$0.02

Third Quarter 2009
• Costs to Achieve, Cinergy Merger	$(8)	$3		$(0.01)
• Charges related to Crescent Obligations	—	$(3)		—
• Mark-to-market impact of economic hedges	$(3)	$1		—
• Goodwill and other impairments	$(413)	$15		$(0.31)

Total diluted EPS impact			$0.00	$(0.32)

Reconciliation of reported to adjusted diluted EPS for the quarters:

	3Q2010 EPS	3Q2009 EPS
Diluted EPS from continuing operations, as reported	$0.51	$0.08
Diluted EPS, as reported	$0.51	$0.08
Adjustments to reported EPS:
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.00	$0.32

Diluted EPS, adjusted	$0.51	$0.40

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

U.S. Franchised Electric and Gas (USFE&G)

USFE&G reported third-quarter 2010 segment EBIT from continuing operations of $946 million, compared with $716 million in the third quarter of 2009. Results increased primarily due to record third quarter weather, favorable pricing principally caused by rate adjustments in the Carolinas, and higher Allowance for Funds Used During Construction (AFUDC) from Duke Energy’s ongoing construction program. These results were

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partially offset by a charge associated with the recent settlement agreement related to the Edwardsport project in Indiana. The settlement is still subject to Indiana Utility Regulatory Commission approval.

Commercial Power

Commercial Power reported third-quarter 2010 segment EBIT from continuing operations of $188 million, compared to a segment EBIT loss of $234 million in the third quarter 2009. Prior year quarter results were impacted by non-cash impairment charges of $413 million primarily related to goodwill associated with non-regulated generation operations.

Third quarter 2010 results were impacted by higher mark-to-market gains on economic hedges, higher energy margins and capacity revenues associated with the Midwest gas-fired generation as well as favorable weather. These results were offset by lower retail sales volumes due to competition in Ohio, net of customer acquisition efforts by our competitive retail subsidiary, and lower gains on coal sales.

Duke Energy International (DEI)

DEI reported third-quarter 2010 segment EBIT from continuing operations of $110 million, compared to $100 million in the third quarter 2009. DEI’s results for the quarter were driven primarily by higher sales prices and favorable average foreign exchange rates in Brazil. These favorable results were partially offset by unfavorable hydrology in Central America resulting in lower dispatch of DEI’s thermal generation.

Other

Other includes corporate governance expenses, costs associated with the company’s voluntary employee separation plan and results from Duke Energy’s captive insurance company.

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Other reported third-quarter 2010 net expense from continuing operations of $100 million, compared to $65 million in the third quarter 2009. The increase in net expense was due primarily to severance costs associated with the voluntary employee separation program and office consolidation that was announced in the first quarter as well as a litigation reserve.

INTEREST EXPENSE

Interest expense was $202 million for the third quarter 2010, compared to $190 million for the third quarter 2009. The increase is primarily due to increased debt balances that are the result of financing the company’s ongoing construction program.

INCOME TAX EXPENSE

Income tax expense from continuing operations for the third quarter of 2010 was $301 million, compared to $244 million for the third quarter of 2009. The effective tax rate for full-year 2010 is forecasted to be approximately 40 percent, reflecting the effect of the second quarter 2010 goodwill impairment, which is non-deductible for tax purposes. The effective tax rate excluding the goodwill impairment charge is forecasted to be approximately 32 percent.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests.

Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests

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in continuing operations without regard to financing methods or capital structures. Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis, although it is reasonably possible such charges and credits could recur. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it provides them an additional relevant comparison of the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation

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common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and adjusted Other net expenses as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and adjusted Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and adjusted Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and adjusted Other net expenses provides useful information to investors, as it provides them an additional relevant comparison of a segment’s or Other’s performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or adjusted Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or adjusted Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any

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amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is one of the largest electric power holding companies in the United States. Its regulated utility operations serve approximately 4 million customers located in five states in the Southeast and Midwest, representing a population of approximately 11 million people. Its commercial power and international business segments own and operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

Analyst Call

An earnings conference call for analysts is scheduled for 11 a.m. ET Thursday, Oct. 28. The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s website or by dialing 800-289-0507 in the United States or 913-312-4376 outside the United States. The confirmation code is 5050814. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Nov. 28, 2010, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States, and using the code 5050814. A replay and transcript also will be available by accessing the investors’ section of the company’s website.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions.

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These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, as well as rulings that affect cost and investment recovery or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth or decline in Duke Energy Corporation’s (Duke Energy) service territories, customer base or customer usage patterns; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of storms, hurricanes, droughts and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the performance of electric generation facilities and of projects undertaken by Duke Energy’s non-regulated businesses; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of creditworthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects;

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construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from ratepayers in a timely manner or at all; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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September 2010

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except per-share amounts and where noted)	2010	2009	2010	2009
Common Stock Data
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.51	$0.08	$0.68	$0.56
Diluted	$0.51	$0.08	$0.68	$0.56
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.51	$0.08	$0.68	$0.56
Diluted	$0.51	$0.08	$0.68	$0.56
Dividends Per Share	$—	$—	$0.725	$0.70
Weighted-Average Shares Outstanding
Basic	1,320	1,299	1,315	1,289
Diluted	1,322	1,300	1,316	1,290

INCOME
Operating Revenues	$3,946	$3,396	$10,827	$9,621

Total Reportable Segment EBIT	1,244	582	2,450	1,993
Other EBIT	(100)	(65)	(368)	(193)
Interest Expense	(202)	(190)	(624)	(560)
Interest Income and Other (a)	25	24	78	97
Income Tax Expense from Continuing Operations	(301)	(244)	(643)	(600)
(Loss) Income from Discontinued Operations, net of tax	—	(1)	1	—

Net Income	666	106	894	737
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(4)	(3)	1	8

Net Income Attributable to Duke Energy Corporation	$670	$109	$893	$729

CAPITALIZATION
Total Common Equity			55%	56%
Total Debt			45%	44%

Total Debt			$18,291	$16,428
Book Value Per Share			$16.73	$16.69
Actual Shares Outstanding			1,324	1,303
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$873	$941	$2,848	$2,498
Commercial Power	82	151	400	562
International Energy	30	29	110	68
Other	72	50	184	123

Total Capital and Investment Expenditures	$1,057	$1,171	$3,542	$3,251

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$946	$716	$2,361	$1,773
Commercial Power (b)	188	(234)	(287)	(41)
International Energy	110	100	376	261

Total Reportable Segment EBIT	1,244	582	2,450	1,993
Other EBIT	(100)	(65)	(368)	(193)
Interest Expense	(202)	(190)	(624)	(560)
Interest Income and Other (a)	25	24	78	97

Income From Continuing Operations Before Income Taxes	$967	$351	$1,536	$1,337

(a)	Other within Interest Income and Other includes foreign currency remeasurement gains and losses, an adjustment to add back the noncontrolling interest component of reportable segment and Other EBIT and additional noncontrolling interest amounts not allocated to the reportable segment and Other results.
(b)	Includes non-cash impairment charges of $660 million in the second quarter of 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets. Includes non-cash impairment charges of $413 million in the third quarter of 2009, which consists primarily of a goodwill impairment charge associated with the non-regulated generation operations in the Midwest.

September 2010

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In millions, except where noted)	2010	2009	2010	2009
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,944	$2,500	$8,042	$7,157
Operating Expenses	2,065	1,833	5,875	5,499
Gains on Sales of Other Assets and Other, net	1	8	6	21
Other Income and Expenses, net	66	41	188	94

EBIT	$946	$716	$2,361	$1,773

Depreciation and Amortization	$350	$339	$1,033	$980

Duke Energy Carolinas GWh sales	23,608	21,358	65,432	60,650
Duke Energy Midwest GWh sales	16,592	14,555	46,196	42,476
Net Proportional MW Capacity in Operation			26,877	26,977

COMMERCIAL POWER
Operating Revenues	$737	$609	$1,856	$1,620
Operating Expenses (a)	553	846	2,166	1,695
Gains on Sales of Other Assets and Other, net	1	3	4	8
Other Income and Expenses, net	5	—	26	26
Expense Attributable to Noncontrolling Interests	2	—	7	—

EBIT	$188	$(234)	$(287)	$(41)

Depreciation and Amortization	$54	$51	$167	$155

Actual Plant Production, GWh	7,606	7,707	20,731	20,134
Net Proportional MW Capacity in Operation			8,005	8,141

INTERNATIONAL ENERGY
Operating Revenues	$273	$293	$919	$819
Operating Expenses	180	208	605	594
Gains on Sales of Other Assets and Other, net	—	(1)	(1)	(1)
Other Income and Expenses, net	23	21	82	53
Expense Attributable to Noncontrolling Interests	6	5	19	16

EBIT	$110	$100	$376	$261

Depreciation and Amortization	$21	$22	$63	$60

Sales, GWh	4,426	4,870	15,158	13,805
Proportional MW Capacity in Operation			4,203	4,051

OTHER
Operating Revenues	$17	$19	$82	$97
Operating Expenses	142	101	482	283
Gains on Sales of Other Assets and Other, net	—	3	—	4
Other Income and Expenses, net	17	8	22	(13)
Benefit Attributable to Noncontrolling Interests	(8)	(6)	(10)	(2)

EBIT	$(100)	$(65)	$(368)	$(193)

Depreciation and Amortization	$22	$20	$66	$58

(a)	Includes non-cash impairment charges of $660 million in the second quarter of 2010, which consists of a $500 million goodwill impairment charge associated with the non-regulated Midwest generation operations and a $160 million charge to write-down the value of certain non-regulated Midwest generating assets and emission allowances associated with these generation assets. Includes non-cash impairment charges of $413 million in the third quarter of 2009, which consists primarily of a goodwill impairment charge associated with the non-regulated generation operations in the Midwest.

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, expect per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Operating Revenues	$3,946	$3,396	$10,827	$9,621
Operating Expenses	2,915	2,964	9,056	7,999
Gains on Sales of Other Assets and Other, net	2	13	9	32

Operating Income	1,033	445	1,780	1,654

Other Income and Expenses, net	136	96	380	243

Interest Expense	202	190	624	560

Income From Continuing Operations Before Income Taxes	967	351	1,536	1,337
Income Tax Expense from Continuing Operations	301	244	643	600

Income From Continuing Operations	666	107	893	737
(Loss) Income From Discontinued Operations, net of tax	—	(1)	1	—

Net Income	666	106	894	737
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(4)	(3)	1	8

Net Income Attributable to Duke Energy Corporation	$670	$109	$893	$729

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.51	$0.08	$0.68	$0.56
Diluted	$0.51	$0.08	$0.68	$0.56
(Loss) Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$—	$—	$—
Diluted	$—	$—	$—	$—
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.51	$0.08	$0.68	$0.56
Diluted	$0.51	$0.08	$0.68	$0.56
Dividends per share	$—	$—	$0.725	$0.70
Weighted-average shares outstanding
Basic	1,320	1,299	1,315	1,289
Diluted	1,322	1,300	1,316	1,290

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	September 30, 2010	December 31, 2009
ASSETS

Current Assets	$6,037	$5,766
Investments and Other Assets	9,127	9,807
Net Property, Plant and Equipment	39,724	37,950
Regulatory Assets and Deferred Debits	2,969	3,517

Total Assets	$57,857	$57,040

LIABILITIES AND EQUITY

Current Liabilities	$3,665	$4,088
Long-term Debt	17,762	16,113
Deferred Credits and Other Liabilities	14,281	14,953
Equity	22,149	21,886

Total Liabilities and Equity	$57,857	$57,040

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Nine Months Ended September 30,
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$894	$737
Adjustments to reconcile net income to net cash provided by operating activities	2,767	1,805

Net cash provided by operating activities	3,661	2,542

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(3,525)	(3,221)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	130	1,299

Net increase in cash and cash equivalents	266	620
Cash and cash equivalents at beginning of period	1,542	986

Cash and cash equivalents at end of period	$1,808	$1,606

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

September 2010

	Quarter To Date September 30			Year To Date September 30
	2010	2009	% Inc.(Dec.)	2010	2009	% Inc.(Dec.)

GWH Sales
Residential	8,873	7,793	13.8%	23,719	21,312	11.3%
General Service	8,127	7,609	6.8%	21,454	20,647	3.9%

Industrial - Textile	1,096	986	11.1%	3,025	2,699	12.1%
Industrial - Other	4,572	4,223	8.3%	12,553	11,703	7.3%

Total Industrial	5,668	5,209	8.8%	15,578	14,402	8.2%

Other Energy Sales	72	72	0.2%	216	215	0.5%
Regular Resale	—	19	(100.0%)	25	193	(87.3%)

Total Regular Sales Billed	22,740	20,702	9.8%	60,992	56,769	7.4%

Special Sales	1,567	1,157	35.5%	4,526	3,949	14.6%

Total Electric Sales	24,307	21,859	11.2%	65,518	60,718	7.9%

Unbilled Sales	(699)	(501)	39.4%	(86)	(68)	26.5%

Total Consolidated Electric Sales - Carolinas	23,608	21,358	10.5%	65,432	60,650	7.9%

Average Number of Customers
Residential	2,034,842	2,024,795	0.5%	2,033,720	2,022,876	0.5%
General Service	333,043	331,820	0.4%	332,747	331,258	0.4%

Industrial - Textile	623	645	(3.5%)	626	653	(4.0%)
Industrial - Other	6,535	6,708	(2.6%)	6,587	6,699	(1.7%)

Total Industrial	7,158	7,353	(2.7%)	7,213	7,352	(1.9%)

Other Energy Sales	14,123	14,060	0.4%	14,122	13,928	1.4%
Regular Resale	—	6	(100.0%)	2	8	(75.0%)

Total Regular Sales	2,389,166	2,378,034	0.5%	2,387,804	2,375,422	0.5%

Special Sales	29	26	11.5%	31	28	10.7%

Total Avg Number of Customers - Carolinas	2,389,195	2,378,060	0.5%	2,387,835	2,375,450	0.5%

Heating and Cooling Degree Days
Actual
Heating Degree Days	3	12	(71.8%)	2,192	1,996	9.8%
Cooling Degree Days	1,235	941	31.2%	1,936	1,480	30.8%

Variance from Normal
Heating Degree Days	(81.1%)	(31.8%)	n/a	13.4%	3.6%	n/a
Cooling Degree Days	27.3%	(3.9%)	n/a	34.4%	1.6%	n/a

Duke Energy - Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

September 2010

	Quarter To Date September 30			Year To Date September 30
	2010	2009	% Inc.(Dec.)	2010	2009	% Inc.(Dec.)
GWH Sales
Residential	5,472	4,437	23.3%	14,754	13,482	9.4%
General Service	5,176	4,808	7.7%	13,946	13,562	2.8%
Industrial	4,182	3,837	9.0%	12,062	10,651	13.2%

Other Energy Sales	42	42	0.0%	127	127	0.0%

Total Regular Electric Sales Billed	14,872	13,124	13.3%	40,889	37,822	8.1%

Special Sales	1,787	1,495	19.5%	5,470	4,960	10.3%

Total Electric Sales Billed - Midwest	16,659	14,619	14.0%	46,359	42,782	8.4%

Unbilled Sales	(67)	(64)	(4.7%)	(163)	(306)	46.7%

Total Electric Sales - Midwest	16,592	14,555	14.0%	46,196	42,476	8.8%

Average Number of Customers
Residential	1,402,796	1,394,565	0.6%	1,406,361	1,399,683	0.5%
General Service	184,642	184,350	0.2%	184,882	184,420	0.3%
Industrial	5,433	5,502	(1.3%)	5,449	5,514	(1.2%)

Other Energy	4,186	4,123	1.5%	4,168	4,097	1.7%

Total Regular Sales	1,597,057	1,588,540	0.5%	1,600,860	1,593,714	0.4%

Special Sales	15	15	0.0%	16	18	(11.1%)

Total Avg Number Electric Customers - Midwest	1,597,072	1,588,555	0.5%	1,600,876	1,593,732	0.4%
Heating and Cooling Degree Days*
Actual
Heating Degree Days	4	9	(55.6%)	2,465	2,377	3.7%
Cooling Degree Days	1,008	527	91.3%	1,476	890	65.8%

Variance from Normal
Heating Degree Days	(75.0%)	(43.8%)	n/a	4.5%	3.2%	n/a
Cooling Degree Days	31.6%	(31.5%)	n/a	36.8%	(18.3%)	n/a

*	Reflects HDD and CDD for Duke Energy Indiana, Duke Energy Ohio and Duke Energy Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2009 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments	Goodwill and Other Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$716	$—		$—	$—		$—		$—		$—	$716

Commercial Power	182	—		—	(413	) D	(3	) B	—		(416)	(234)

International Energy	100	—		—	—		—		—		—	100

Total reportable segment EBIT	998	—		—	(413)		(3)		—		(416)	582

Other	(57)	(8	)A	—	—		—		—		(8)	(65)

Total reportable segment EBIT and Other EBIT	$941	$(8)		$—	$(413)		$(3)		$—		$(424)	$517

Interest Expense	(190)	—		—	—		—		—		—	(190)
Interest Income and Other	24	—		—	—		—		—		—	24
Income Taxes from Continuing Operations	(260)	3		(3)	15		1		—		16	(244)
Discontinued Operations, net of taxes	—	—		—	—		—		(1	) C	(1)	(1)
Net Loss Attributable to Noncontrolling Interests	(3)	—		—	—		—		—		—	(3)

Net Income (Loss) Attributable to Duke Energy Corporation	$518	$(5)		$(3)	$(398)		$(2)		$(1)		$(409)	$109

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.40	$(0.01)		$—	$(0.31)		$—		$—		$(0.32)	$0.08

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.40	$(0.01)		$—	$(0.31)		$—		$—		$(0.32)	$0.08

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$6 million recorded in Depreciation and amortization and $2 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$6 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $9 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C	-	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D	-	Recorded in Goodwill and other impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,299
Diluted	1,300

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2009 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Goodwill and Other Impairments		Economic Hedges (Mark- to- Market) *		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$1,773	$—		$—		$—		$—		$—		$—	$1,773

Commercial Power	400	—		—		—		(413	) E	(28	) B	(441)	(41)

International Energy	287	—		—		(26	) D	—		—		(26)	261

Total reportable segment EBIT	2,460	—		—		(26)		(413)		(28)		(467)	1,993

Other	(144)	(23	) A	(26	) C	—		—		—		(49)	(193)

Total reportable segment and Other EBIT	$2,316	$(23)		$(26)		$(26)		$(413)		$(28)		$(516)	$1,800

Interest Expense	(554)	—		—		(6)		—		—		(6)	(560)
Interest Income and Other	97	—		—		—		—		—		—	97
Income Taxes from Continuing Operations	(641)	9		(3)		10		15		10		41	(600)
Net Income Attributable to Noncontrolling Interests	8	—		—		—		—		—		—	8

Net Income (Loss) Attributable to Duke Energy Corporation	$1,210	$(14)		$(29)		$(22)		$(398)		$(18)		$(481)	$729

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.94	$(0.01)		$(0.02)		$(0.02)		$(0.31)		$(0.02)		$(0.38)	$0.56

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.94	$(0.01)		$(0.02)		$(0.02)		$(0.31)		$(0.02)		$(0.38)	$0.56

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$14 million recorded in Depreciation and amortization and $9 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$5 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $33 million loss recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C	-	Recorded in Other income and expenses, net on the Condensed Consolidated Statements of Operations.
D	-	$30 million recorded in Operation, maintenance, and other, $2 million recorded as a reduction to fuel used in electric generation and purchased power - non-regulated, and $2 million as a reduction to Net income (loss) attributable to noncontrolling interests on the Condensed Consolidated Statements of Operations.
E	-	Recorded in Goodwill and other impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,289
Diluted	1,290

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2010 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Litigation Reserve		Economic Hedges (Mark-to- Market) *		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$946	$—		$—		$—		$—		$—	$946

Commercial Power	155	—		—		—		33	B	33	188

International Energy	110	—		—		—		—		—	110

Total reportable segment EBIT	1,211	—		—		—		33		33	1,244

Other	(47)	(7	) A	(20	) C	(26	) D	—		(53)	(100)

Total reportable segment and Other EBIT	$1,164	$(7)		$(20)		$(26)		$33		$(20)	$1,144

Interest Expense	(202)	—		—		—		—		—	(202)
Interest Income and Other	25	—		—		—		—		—	25
Income Taxes from Continuing Operations	(311)	3		8		10		(11)		10	(301)
Net Loss Attributable to Non-controlling Interests	(4)	—		—		—		—		—	(4)

Net Income (Loss) Attributable to Duke Energy Corporation	$680	$(4)		$(12)		$(16)		$22		$(10)	$670

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.51	$—		$(0.01)		$(0.01)		$0.02		$—	$0.51

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.51	$—		$(0.01)		$(0.01)		$0.02		$—	$0.51

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$6 million expense recorded in Depreciation and amortization and $1 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$26 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $7 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C	-	$19 million recorded in Operation, maintenance and other (all Operating Expenses) and $1 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.
D	-	Recorded in Operation, maintenance and other on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,320

Diluted	1,322

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

September 2010 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Voluntary Opportunity Plan/Office Consolidation Costs		Goodwill and Other Impairments		Litigation Reserve		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Franchised Electric and Gas	$2,361	$—		$—		$—		$—		$—		$—		$—	$2,361

Commercial Power	344	—		—		(660	) E	—		29	B	—		(631)	(287)

International Energy	376	—		—		—		—		—		—		—	376

Total reportable segment EBIT	3,081	—		—		(660)		—		29		—		(631)	2,450

Other	(157)	(21	) A	(164	) D	—		(26	) F	—		—		(211)	(368)

Total reportable segment and Other EBIT	$2,924	$(21)		$(164)		$(660)		$(26)		$29		$—		$(842)	$2,082
Interest Expense	(624)	—		—		—		—		—		—		—	(624)
Interest Income and Other	78	—		—		—		—		—		—		—	78
Income Taxes from Continuing Operations	(773)	8		64		58		10		(10)		—		130	(643)
Discontinued Operations, net of taxes	—	—		—		—		—		—		1	C	1	1
Net Income Attributable to Noncontrolling Interests	1	—		—		—		—		—		—		—	1

Net Income (Loss) Attributable to Duke Energy Corporation	$1,604	$(13)		$(100)		$(602)		$(16)		$19		$1		$(711)	$893

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$1.22	$(0.01)		$(0.07)		$(0.46)		$(0.01)		$0.01		$—		$(0.54)	$0.68

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.22	$(0.01)		$(0.07)		$(0.46)		$(0.01)		$0.01		$—		$(0.54)	$0.68

Note 1 - Amounts for special items are presented net of any related noncontrolling interest.

A	-	$18 million recorded in Depreciation and amortization and $3 million recorded in Operation, maintenance and other (all Operating Expenses) on the Condensed Consolidated Statements of Operations.
B	-	$9 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $20 million gain recorded within Fuel used in electric generation and purchased power-non-regulated (Operating Expenses) on the Condensed Consolidated Statements of Operations.
C	-	Recorded in Income (Loss) From Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.
D	-	$157 million recorded in Operation, maintenance and other (all Operating Expenses) and $7 million recorded in Property and other taxes on the Condensed Consolidated Statements of Operations.
E	-	Recorded in Goodwill and other impairment charges within Operating Expenses on the Condensed Consolidated Statements of Operations.
F	-	Recorded in Operation, maintenance and other on the Condensed Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) - in millions

Basic	1,315

Diluted	1,316

*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge or regulatory accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.